SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 31, 2001

                            FAUQUIER BANKSHARES, INC.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

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
            Virginia                                      2-25805                           54-128819
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       (State or Other)                           (Commission File Number)         (IRS Employer Identification No.)
Jurisdiction of Incorporation)
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10 Courthouse Square, Warrenton, Virginia                               20186
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(Address of Principal Executive Offices                               (Zip Code)

Registrant's telephone number, including area code:           (540) 347-2700
                                                              --------------

Former name or address, if changed since last report:

ITEM 5.  OTHER EVENTS.

         On January 29, 2001, The Fauquier Bank, a wholly owned subsidiary of Fauquier Bankshares, Inc., recovered $542,000, net of a $25,000 deductible, from its insurance carrier for losses resulting from a misappropriation of cash discovered in early 2000. This recovery will be recorded as income during the first quarter of the year ending December 31, 2001.

         On February 28, 2000, the Bank was first advised by its accountants as to the possible misappropriation of cash in the approximate amount of $437,000. The Bank immediately reported the loss to its insurance carrier and began an aggressive investigation of the misappropriation. The $437,000 loss was recorded in the year ended December 31, 1999.

         Based on the ongoing investigation of the misappropriation, an additional $130,000 loss was recorded in the year ended December 31, 2000. Subject to further results of the ongoing investigation, additional insurance recoveries, if any, would be recorded as income in the year received.

         A press  release  announcing  the  insurance  recovery  is  attached as
Exhibit 99.1.

ITEM 7.  FINANCIAL STATEMENTS, PROFORMA FINANCIAL INFORMATION AND EXHIBITS.


(a)      Not applicable

(b)      Not applicable

(c)      Exhibits

         Exhibit 99.1 Press Release dated January 31, 2001.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      FAUQUIER BANKSHARES, INC.


Date:  February 1, 2001               By:  /s/ Eric P. Graap
                                           ---------------------
                                           Eric P. Graap
                                           Senior Vice President and
                                           Chief Financial Officer



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                                  Exhibit Index

Number                Document
------                --------

99.1                  Press release issued by the registrant on January 31, 2001